Exhibit 10.1
Amendment No. 1
to
BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan
Performance Share Award Agreement
This Amendment No. 1 (the “Amendment”) to the BlueLinx Holdings Long-Term Equity Incentive Plan Performance Share Award Agreement (the “Award Agreement”) is made effective as of December    , 2010, by and between BlueLinx Holdings Inc., a Delaware corporation (the “Company”) and  _____  (the “Participant”).
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Award Agreement to provide for payment of awards pursuant to the Award Agreement in cash or in Shares (as defined in the 2006 Long-Term Equity Incentive Plan (the “Plan”)).
NOW, THEREFORE, BE IT RESOLVED, that the Award Agreement is hereby amended as follows:
1. Section 5 of the Award Agreement is hereby deleted in its entirety and replaced with the following:
“5. Settlement of Award. The Company shall deliver to you, at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), either (i) one Share for each Performance Share earned by you or (ii) a lump sum cash payment equal to the Fair Market Value (as defined in the Plan) of one Share for each Performance Share earned by you, all as determined in accordance with Sections 6 and 7, subject to adjustment in accordance with Section 11. Any fractional Performance Shares payable to you in shall be rounded up to the nearest whole Share.”
2. Nothing contained in this Amendment shall alter the provisions of the Award Agreement except as expressly provided herein. In the event of an inconsistency between the provisions of the Award Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.
[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BLUELINX HOLDINGS INC.

By:
Name:

Title:

PARTICIPANT

By:
Name: